Exhibit 10.1

$250,000,000

Nektar Therapeutics

7.750% Senior Secured Notes due 2020

PURCHASE AGREEMENT

September 30, 2015

TC Lending, LLC

TAO Fund, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Ladies and Gentlemen:

Nektar Therapeutics, a Delaware corporation (the “Company” or the “Issuer”), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

1.          Issuance of Notes. Subject to the terms and conditions herein contained, the Issuer proposes to issue and sell to TC Lending, LLC (“TCL”) and TAO Fund, LLC (“TAO”, and together with TCL, the “Purchasers”) $250,000,000 in aggregate principal amount of 7.750% Senior Secured Notes due 2020 (each a “Note” and, collectively, the “Notes”). The Notes will be (i) issued pursuant to an indenture in the form of Exhibit A attached hereto (the “Indenture”), to be entered into on the Closing Date (as hereinafter defined), by and among the Issuer, the Guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), and TC Lending, LLC, as collateral agent (in such capacity, the “Collateral Agent”) and (ii) secured pursuant to a pledge and security agreement in the form of Exhibit B attached hereto (the “Pledge and Security Agreement”), to be entered into on the Closing Date, by and among the Company and the Guarantors party thereto in favor of the Collateral Agent. Capitalized terms used, but not defined herein, shall have the meanings set forth in the Indenture.

The Notes will be offered and sold (the “Offering”) to the Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”).

2.          Terms of Offering. Pursuant to the Indenture, all Domestic Restricted Subsidiaries of the Company shall fully and unconditionally guarantee, jointly and severally, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Issuer’s obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee” and, together with the Notes, the “Securities”).

Pursuant to the terms of the Collateral Documents, all of the obligations under the Securities and the Indenture will be secured by a lien and security interest in substantially all of the assets (other than the Excluded Assets and subject to the Excluded Perfection Assets) of the Issuer and the Guarantors. Upon the taking of the required perfection actions set forth in the Collateral Documents, the lien and security interest in such assets of the Issuer and the Guarantors will be prior and superior in right to any other Person (except for any prior ranking liens by holders of certain Permitted Liens).

This Agreement, the Indenture, the Collateral Documents, the Notes and the Fee Letter are collectively referred to herein as the “Documents,” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

3.          Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase from the Issuer in the respective amounts set forth on Schedule I hereto, $250,000,000 aggregate principal amount of the Securities at a purchase price of 100% of the aggregate principal amount thereof, but subject to the payment by the Issuer of the fees set forth in the Fee Letter. Delivery to the Purchasers of, and payment for, the Securities shall be made at a closing (the “Closing”) to be held at 10:00 a.m., New York City time, on October 5, 2015 (the “Closing Date”) at the New York offices of Schulte Roth & Zabel LLP (or such other place as shall be reasonably acceptable to the Purchasers); provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Section 7 hereof and this Agreement has not otherwise been terminated by the Purchasers in accordance with its terms, “Closing Date” shall mean 10:00 a.m. New York City time on the first business day following the satisfaction (or waiver) of all such conditions.

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The Issuer shall deliver to the Purchasers one or more certificates representing the Securities in definitive form, registered in such names and denominations as the Purchasers may request, against payment by the Purchasers of the purchase price therefor on the Closing Date by immediately available federal funds bank wire transfer to such bank account or accounts as the Issuer shall designate to the Purchasers at least one business day prior to the Closing Date; provided, that on the Closing Date, $50,000,000 of the cash proceeds from the issuance of the Securities (the “Reserved Funds”) shall be deposited in a blocked deposit account of the Company maintained at Wells Fargo Bank, National Association (“Wells Fargo”), which deposit account shall not be able to be accessed by the Company and shall be subject to a Control Agreement, in form and substance satisfactory to the Collateral Agent, duly executed by the Company and such bank or financial institution pursuant to which such institution shall irrevocably agree, among other things, that (i) it will comply at any time with the instructions originated by the Collateral Agent (or its designee) to such bank or financial institution directing the disposition of such cash and other items from time to time credited to such account, without further consent of the Company, (ii) it will not comply with the instructions originated by the Company without the prior written consent of the Collateral Agent, (iii) all cash, securities and other items of the Company deposited in such account with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent (or its designee), and (iv) any right of set off, banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent (or its designee). The Company hereby acknowledges and agrees that the Collateral Agent is authorized at all times to use all or any part of the Reserved Funds to pay all amounts required pursuant to the Existing Secured Notes Indenture to pay the Existing Secured Notes in full in cash in order for the Collateral Agent (as defined in the Existing Secured Notes Indenture) to release all Liens securing the Existing Secured Notes. Company further hereby acknowledges and agrees that the Reserved Funds constitute Collateral which secure the Secured Obligations. Promptly after the Collateral Agent receives evidence, in form and substance satisfactory to the Collateral Agent, that (x) all obligations with respect to the Existing Secured Notes have been repaid in full and (y) the Collateral Agent (as defined in the Existing Secured Notes Indenture) has released all Liens securing the Existing Secured Notes (the “Lien Release Date”), the Collateral Agent will consent to the withdrawal of the Reserved Funds from such account and the deposit thereof in another deposit account of the Company as elected in writing by the Company (but subject to (A) the Company’s requirement to maintain $50,000,000 at Wells Fargo in accordance with Section 4(q)(iii) of the Pledge and Security Agreement and (B) such deposit account being subject to a Control Agreement if such withdrawal occurs on or after the Control Agreement Date (as defined in the Pledge and Security Agreement)). The parties hereto agree that the failure to timely comply with the foregoing provisions shall constitute an Event of Default. The certificates representing the Securities in definitive form shall be made available to the Purchasers for inspection at the New York offices of Schulte Roth & Zabel LLP (or such other place as shall be reasonably acceptable to the Purchasers) not later than 10:00 a.m. New York City time one business day immediately preceding the Closing Date. The certificates representing the Securities will be delivered to the Purchasers on the Closing Date.

4.          Representations and Warranties of the Issuer and the Guarantors. Each of the Issuer and the Guarantors jointly and severally represents and warrants to, and agrees with, the Purchasers that, as of the date hereof and as of the Closing Date:

(a)	Preparation of the Financial Statements. The financial statements set forth in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2015 (the “Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved (“GAAP”). The (i) historical financial statements delivered to the Purchasers prior to the Closing Date have been prepared on a basis consistent with that of the Financial Statements, and (ii) financial projections delivered to the Purchasers prior to the Closing Date have been prepared on a cash basis and, in each case, presents fairly in all material respects the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. All other financial, statistical and market and industry data delivered to the Purchasers prior to the Closing Date are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the Financial Statements or other financial data, included in or filed with the SEC and delivered to the Purchasers prior to the Closing Date.

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(b)	No Material Adverse Change. Since the end of the period covered by the Financial Statements, except as disclosed in writing by the Company to the Purchasers prior to the Closing Date, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, operations, assets or business, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, other than the transactions contemplated pursuant to this Agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of its Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

(c)	Rating Agencies. No “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the Securities Act) has assigned any rating to the Company or any of its Subsidiaries or to any securities of the Company or any of its Subsidiaries.

(d)	Subsidiaries. Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule II attached hereto (the “Subsidiaries”). Each Subsidiary listed on Schedule II is one hundred percent (100%) owned by the Company. Each Subsidiary that is a Foreign Restricted Subsidiary has an asterisk (“*”) next to its name on such schedule.

(e)	Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate, partnership or limited liability company power, as applicable, and authority (corporate or other) to own, lease and operate its properties and to conduct its business as currently conducted as of the Closing Date and, in the case of the Company, to enter into and perform its obligations under this Agreement, except where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Each of the Company and each Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change.

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(f)	Capitalization. All of the issued and outstanding shares of the Company and each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of the Company or any Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any such Subsidiary. Other than stock awards that have been issued or reserved for issuance under the Company’s equity incentive plan which are listed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries.

(g)	Legal Power and Authority. The Issuer and each Guarantor has all necessary corporate, partnership or limited liability company power, as applicable, and authority to execute, deliver and perform its respective obligations under the Documents to which it is a party and to consummate the Transactions.

(h)	This Agreement, Indenture and the other Documents. This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors. Each of the Indenture and the other Documents has been duly authorized by the Issuer and the Guarantors. Each of the Indenture and the other Documents, when executed and delivered by the Issuer and the Guarantors, assuming due authorization, execution and delivery by the Trustee and Collateral Agent, will constitute a legal, valid and binding obligation the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(i)	Notes. The Notes have each been duly authorized by the Issuer and, when issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and, assuming due authentication of the Notes by the Trustee, will constitute legal, valid and binding obligations of the Issuer, entitled to the benefit of the Indenture and the Collateral Documents, and enforceable against the Issuer in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed, authenticated, issued and delivered, the Notes will be in the form contemplated by the Indenture.

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(j)	Collateral.

(i)	Upon:

(1)	in the case of such portion of the Collateral constituting investment property represented or evidenced by certificates or other instruments, delivery to the Collateral Agent of such certificates or instruments in accordance with the Collateral Documents, and in the case of all other investment property, the filing of financing statements or other applicable filings in the appropriate filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto;

(2)	in the case of such portion of the Collateral constituting securities accounts, delivery to the Collateral Agent of securities account control agreements and such other agreements or instruments, in each case reasonably satisfactory in form and substance to the Collateral Agent and duly executed by the applicable securities intermediary, as may be necessary or, in the opinion of the Collateral Agent, desirable to establish and maintain control of such securities accounts from time to time;

(3)	in the case of such portion of the Collateral constituting deposit accounts, delivery to the Collateral Agent of deposit account control agreements and such other agreements or instruments, in each case reasonably satisfactory in form and substance to the Collateral Agent and duly executed by the applicable depositary bank, as may be necessary or, in the opinion of the Collateral Agent, desirable to establish and maintain control of such deposit accounts from time to time;

(4)	in the case of such portion of the Collateral constituting registered patents, trademarks and copyrights, the filing by the Collateral Agent of (A) initial financing statements with the appropriate filing offices, (B) any filings required with the United States Patent and Trademark Office, (C) any filings required with the United States Copyright Office and (D) the other Collateral Documents with the appropriate filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto;

(5)	in the case of such portion of the Collateral constituting motor vehicles and other assets where compliance can only be perfected through compliance with applicable certificate of title statutes, compliance with such statutes; and

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(6)	in the case of any other Collateral a Lien in which may be perfected by filing of an initial financing statement or other applicable document in the appropriate filing office, registry or other public office, the filing of financing statements or other applicable document in such filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto, and in the case of any other Collateral a Lien in which is perfected by possession or control, when the Collateral Agent obtains possession or control thereof, the Collateral Agent will obtain a valid and perfected first-priority security interest in the Collateral, subject to any Permitted Liens or other encumbrances permitted under the Indenture or the Collateral Documents, to the extent that a security interest in such Collateral may be perfected by such delivery, compliance and filings.

(ii)	As of the Closing Date, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present Lien on any assets or property of the Issuer, the Guarantors or any Subsidiary or any rights thereunder, except for Permitted Liens.

(iii)	All information certified by an officer of the Company in the Perfection Certificate dated as of the Closing Date and delivered by such officer on behalf of the Company is true and correct in all material respects as of the date thereof.

(iv)	The representations and warranties of the Issuer and the Guarantors in the Collateral Documents are true and correct in all material respects, other than those representations and warranties that are already qualified by materiality, which are true and correct (after giving effect to such qualification therein).

(k)	Compliance with Existing Instruments. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its Subsidiaries), or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults (i) arising under the Existing Secured Notes Indenture or the agreements and documents related thereto solely as a result of the execution and performance of this Agreement and the other Documents or (ii) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the other Documents and the issuance and sale of the Securities (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any Subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien (other than Permitted Liens), charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such (i) breaches, Defaults or Debt Repayment Triggering Events arising under the Existing Secured Notes Indenture or the agreements and documents related thereto solely as a result of the execution and performance of this Agreement and the other Documents or (ii) breaches, Defaults or results, or failure to obtain such consent, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary (the “Applicable Laws”), except for such violations as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

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(l)	No Consents. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the issuance and initial sale of the Notes to the Purchasers or the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the other Documents, except (i) such as have been obtained or made by the Company and are in full force and effect, (ii) as may be required under the Securities Act, applicable state and non-U.S. securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”) and (iii) those contemplated by the Collateral Documents.

(m)	No Material Applicable Laws or Proceedings. Except as disclosed in writing by the Company to the Purchasers prior to the Closing Date, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or directly affecting the Company or any of its Subsidiaries, (ii) which have as the subject thereof any officer or director (in their capacity as such) of, or property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) to the Company’s knowledge, there is a substantial likelihood that such action, suit or proceeding will be determined adversely to the Company, such Subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the Transactions or (C) any such action, suit or proceeding is or would be material in the context of the sale of the Securities.

(n)	All Necessary Permits. The Company and each Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

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(o)	Title to Properties. The Company and each of its Subsidiaries has good and marketable title to all of the real and personal property and other assets owned by it (including, without limitation, all Intellectual Property Rights), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as disclosed in writing by the Company to the Purchasers prior to the Closing Date or as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary. To the Company’s knowledge, the real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(p)	Tax Law Compliance. The Company and its consolidated Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable Financial Statements in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated Subsidiaries has not been finally determined.

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(q)	Intellectual Property Rights. The Company and its Subsidiaries own or possess, or can acquire or license on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except as such failure to own, possess, license, or acquire such rights would not reasonably be expected to result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Except as would not reasonably be expected to result in a Material Adverse Change, neither the Company nor any of its Subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (A) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company and its Subsidiaries, threatened action, suit, proceeding or claim by others challenging the rights of the Company and its Subsidiaries in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would individually, or in the aggregate, together with any other claims in this subsection (q), reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its Subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would individually, or in the aggregate, together with any other claims in this subsection (q), reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its Subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property Rights or other proprietary rights of others, the Company and its Subsidiaries have not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would individually, or in the aggregate, together with any other claims in this subsection (q) reasonably be expected to result in a Material Adverse Change; (E) the Company is not aware of any prior art that could reasonably be expected to render any patent held by or licensed to the Company or any Subsidiary invalid or any U.S. patent application held by or licensed to the Company or any Subsidiary unpatentable which prior art was required to be disclosed to the U.S. Patent and Trademark Office during the prosecution of the applicable patent application and which was not so disclosed to the U.S. Patent and Trademark Office, the failure of which to so disclose would individually, or in the aggregate, reasonably be expected to result in a Material Adverse Change; (F) to the Company’s knowledge, all prior art references relevant to the patentability of any pending claim of any patent applications comprising or that have resulted in Intellectual Property Rights known to the Company, applicable inventor(s) or licensors, or any of their counsel during the prosecution of such patent applications that were required to be disclosed to the relevant patent authority were so disclosed by the required time, except where the failure to so disclose would not individually, or in the aggregate, reasonably be expected to result in a Material Adverse Change, and, to the best of the Company’s knowledge, neither the Company nor any such inventor, licensor or counsel made any misrepresentation to, or omitted any material fact from, the relevant patent authority during such prosecution, which would individually, or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (G) to the Company’s knowledge, no employee of the Company or a Subsidiary of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or a Subsidiary of the Company, or actions undertaken by the employee while employed with the Company or a Subsidiary of the Company and would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company and its Subsidiaries for which they have not sought, and do not intend to seek to patent or otherwise protect pursuant to applicable intellectual property laws has been kept confidential or has been disclosed only under obligations of confidentiality. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity other than those options, licenses or agreements disclosed in writing or made available for review by the Company to the Purchasers prior to the Closing Date. None of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or, to the Company’s knowledge, any of its or its Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except in each case for such violations that would not reasonably be expected to result in a Material Adverse Change. All license agreements and other material agreements, in each case, with respect to the Specified Drugs are in full force and effect and no defaults currently exist thereunder.

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(r)	ERISA Matters. The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan.” Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(s)	Labor Matters. (i) Neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement with any labor organization; and (ii) no labor dispute with the employees of the Company or the Guarantors exists or, to the knowledge of the Company or the Guarantors, is imminent that would have a Material Adverse Effect.

(t)	Compliance with Environmental Laws. Except as disclosed in writing by the Company to the Purchasers prior to the Closing Date and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

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(u)	Insurance. Each of the Company and its Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering business interruption, real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. During the past three years, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(v)	Accounting System. The Company and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and is no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2014, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(w)	Use of Proceeds; Solvency; Going Concern. All indebtedness represented by the Securities is being incurred for the purposes of (i) refinancing the Existing Secured Notes, (ii) paying the fees, costs and expenses incurred in connection with the issuance of the Notes and the related transactions and (iii) providing for the ongoing working capital requirements of the Company and its Subsidiaries and for general corporate purposes. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described above, the Issuer and each Guarantor will be Solvent (as hereinafter defined). As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Issuer and each Guarantor is not less than the total amount required to pay the liabilities of such Issuer or Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Issuer and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the other Documents, the Issuer and each Guarantor is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) neither the Issuer nor any of the Guarantors is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Issuer or Guarantor are engaged.

(x)	No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the offer or sale of the Securities to the Purchasers as contemplated hereby.

(y)	No Integration. No securities of the Issuer of the same class as the Securities have been offered, issued or sold by the Issuer or any of its respective Affiliates within the six-month period immediately prior to the date hereof; and the Issuer has no intention of making, and will not make, an offer or sale of such securities of the Issuer of the same class as the Securities, for a period of six months after the date of this Agreement, except for the offering of the Securities as contemplated by this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(z)	Margin Requirements. None of the Transactions or the application of the proceeds of the Securities will violate or result in a violation of Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

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(aa)	Investment Company Act. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described in clause (w) above, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(bb)	No Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any Transactions (other than commissions or fees to the Purchasers and the Collateral Agent).

(cc)	No Restrictions on Payments of Dividends. No Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(dd)	Foreign Corrupt Practices Act. None of the Company, any Subsidiary or, to the Company’s knowledge, any director, officer, employee or any agent, or other person acting on behalf of the Company or any Subsidiary, is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries and, to the Company’s knowledge, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee)	Money Laundering. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(ff)	OFAC. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or, to the Company’s knowledge, indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. The Company and each of its Subsidiaries is in compliance with the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act ) of 2001.

(gg)	Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(hh)	Indebtedness to be Refinanced. Set forth on Schedule III hereto is a list of all Indebtedness that is to be paid in full using the proceeds of the Offering. Set forth on Schedule III opposite the description of each such Indebtedness is the aggregate principal amount of Indebtedness outstanding thereunder, the aggregate amount of all interest and premiums due and payable with respect to such Indebtedness if such Indebtedness were to remain outstanding for thirty (30) days after the Closing Date and all other amounts then due and payable. Other than as set forth on Schedule III, there are no other amounts due and payable with respect to such Indebtedness to repay such Indebtedness in full.

(ii)	Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its Subsidiaries were and, if still pending, are being conducted in compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder, except where the failure to be in compliance has not resulted and would not reasonably be expected to result in a Material Adverse Change; the descriptions of the results of such studies, tests and trials disclosed by the Company in its filings with the SEC prior to the Closing Date are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results disclosed by the Company in its filings with the SEC prior to the Closing Date when viewed in the context in which such results are described and the clinical state of development; and the Company and its Subsidiaries have not received any notices or correspondence from any applicable governmental authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its Subsidiaries.

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(jj)	Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Change. The Company has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other governmental authority alleging or asserting noncompliance with any laws applicable to the Company.

(kk)	Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

5.          Covenants of the Issuer and the Guarantors. Each of the Issuer and the Guarantors jointly and severally agrees:

(a)	Payment of Expenses. To pay (i) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Issuer or the Guarantors, (ii) all reasonable documented out-of-pocket fees and expenses (including reasonable fees and expenses of counsel) of the Trustee, the Collateral Agent and all other collateral agents, (iii) all costs and expenses in connection with the creation and perfection of the security interest to be created and perfected pursuant to the Collateral Documents (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) (iv) all costs and expenses incurred in connection with the enforcement of the Trustee’s, Collateral Agent’s and the Purchasers’ rights and remedies under this Agreement, the Indenture and the other Documents and (v) all other fees, disbursements and out-of-pocket expenses incurred by Purchasers in connection with this Agreement and the other Documents including, without limitation, the reasonable fees and disbursements of Schulte Roth & Zabel LLP; provided, that in the case of clauses (ii), (iii) and (v) above, on the Closing Date, the Issuer and the Guarantor shall (i) pay the first $500,000 of such expenses and (ii) with respect to such expenses in excess of $500,000, only be required to pay 50% of every $1 in excess of $500,000.

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(b)	Use of Proceeds. To use the proceeds of the Offering in the manner described in Section 4(w) above.

(c)	Integration. Not to, and to ensure that no Affiliate of the Issuer will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers.

(d)	Furnish Trustee and Noteholder Reports. For so long as any of the Securities remain outstanding, to furnish to the Purchasers and/or Collateral Agent upon request copies of all reports and other communications (financial or otherwise) furnished by the Issuer to the Trustee, to the holders of the Securities or Collateral Agent (as applicable) and, upon request, copies of any reports or financial statements furnished to or filed by the Issuer with the SEC or any national securities exchange on which any class of securities of the Issuer may be listed.

(e)	Additional Offering Materials. Not to, and not to authorize or permit any person acting on its behalf to, (i) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(f)	Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(g)	Investment Company. The Company and its Subsidiaries will conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

6.          Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants that:

(a)	Purchaser’s Status, Resale Terms. It is an accredited investor within the meaning of Regulation D under the Securities Act.

(b)	Sale of Restricted Exchange Securities. Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S or pursuant to another exemption from the registration requirements of the Securities Act.

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7.          Conditions. The obligations of the Purchasers to purchase the Securities under this Agreement are subject to the performance by the Issuer and the Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)	Representations, Warranties and Agreements; No Default or Event of Default. All the representations and warranties of the Issuer and the Guarantors contained in this Agreement shall be true and correct in all material respects, other than those representations and warranties that are already qualified by materiality, which shall be true and correct (after giving effect to such qualification therein), with the same force and effect as though expressly made at and as of the Closing Date. On or prior to the Closing Date, the Issuer, the Guarantors and each other party to the Documents (other than the Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents in all material respects (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect). Other than in respect of the Existing Secured Notes solely as a result of the execution and performance of this Agreement and the other Documents, no Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement or the other Documents becoming effective in accordance with its or their respective terms.

(b)	Closing Deliverables. The Purchasers shall have received on the Closing Date:

(i)	Officers’ Certificate. A certificate dated the Closing Date, signed by (1) the Chief Executive Officer, President or any Vice President and (2) the principal financial or accounting officer of the Issuer and the Guarantors, on behalf of the Issuer and the Guarantors, to the effect that to the best of their knowledge after reasonable investigation: (a) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects, other than those representations and warranties that are already qualified by materiality, which are true and correct (after giving effect to such qualification therein), with the same force and effect as though expressly made at and as of the Closing Date, (b) the Issuer and the Guarantors have performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date of the Financial Statements, no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would result in a Material Adverse Change, (d) since the date of the Financial Statements, other than as disclosed in writing by the Company to the Purchasers prior to the Closing Date or contemplated hereby, neither the Issuer, the Guarantors nor any other Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Issuer, the Guarantors or any other Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and (e) the sale of the Securities has not been enjoined (temporarily or permanently).

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(ii)	Secretary’s Certificate. A certificate, dated the Closing Date, executed by the Secretary of the Issuer and the Guarantors, which shall include the following documents with respect to the Issuer and the Guarantors: (i) certificates of incorporation or organization, (ii) by-laws or comparable organizational documents, (iii) resolutions of the Board of Directors of each entity or comparable documents and (iv) an incumbency schedule.

(iii)	Good Standing Certificates. (A) A certificate evidencing (i) the good standing of each of the Issuer and the Guarantors in their respective jurisdictions of organization and (ii) qualification by such entity as a foreign corporation in good standing, each as issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which each of the Company and its Subsidiaries operates as of a date within five days prior to the Closing Date and (B) customary “bring down” certificates or confirmations, dated the Closing Date, reaffirming such good standing or qualification, as the case may be.

(iv)	Solvency Certificate. A certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company in the form of Exhibit C attached hereto.

(v)	Company Counsel Opinion. The corporate and collateral opinion of Sidley Austin LLP, counsel to the Issuer and the Guarantors, dated the Closing Date and in form and substance reasonably satisfactory to the Collateral Agent.

(vi)	Insurance. Collateral Agent shall have received a certificate from Company’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to the Documents is in full force and effect, together with endorsements on such certificates naming Collateral Agent, for the benefit of the Purchasers, as additional insured and loss payee thereunder, in each case, in form and substance reasonably satisfactory to Collateral Agent; provided, that the long-form endorsements may be delivered after the Closing Date as set forth in the Collateral Documents.

(vii)	General Counsel Opinion. The opinion of Gil M. Labrucherie, Senior Vice President and General Counsel of the Issuer, dated the Closing Date and in form and substance reasonably satisfactory to the Collateral Agent.

(c)	Executed Documents. The Purchasers shall have received fully executed originals of each Document (each of which shall be in full force and effect on terms reasonably satisfactory to the Purchasers, which may be executed in counterparts), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

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(d)	Collateral. (A) The Collateral Agent shall have received on the Closing Date the following, each in form and substance reasonably satisfactory to the Purchasers:

(i)	appropriately completed copies of Uniform Commercial Code financing statements naming the Issuer and Guarantors as debtors and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Collateral Documents;

(ii)	appropriately completed copies of Uniform Commercial Code Form UCC 3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any person in any collateral described in any Collateral Document previously granted by any person;

(iii)	certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC 11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Issuer or any Guarantor as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Document, other than such financing statements that evidence Permitted Liens);

(iv)	a Control Agreement with respect to the Deposit Account in which the Reserved Funds are to be deposited on the Closing Date; and

(v)	a grant of security interest in all Collateral consisting of Intellectual Property Rights of the Issuer or any Guarantor.

(B)          The Collateral Agent and its counsel shall be satisfied that (a) the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent, the Trustee and the Holders (collectively, the “Secured Parties”) in the collateral described above is of the priority described herein and (b) no Lien exists on any of the collateral described above, other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties pursuant to a Collateral Document in each case subject to the Permitted Liens;

(C)          All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (d)(A)(i) and (d)(A)(ii) above (collectively, the “UCC Statements”) shall have been delivered to National Corporate Research, Ltd. or another similar filing service company acceptable to the Collateral Agent (the “Filing Agent”).

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(e)	Payoff. On the Closing Date, the Company shall have (i) repaid and/or redeemed in full all Indebtedness and other obligations outstanding under the Existing Secured Notes and (ii) subject to the terms of the Indenture, delivered to the Collateral Agent all documents or instruments, in form and substance satisfactory to the Collateral Agent, necessary to release all Liens securing such Indebtedness or other obligations of the Issuer or any Guarantor thereunder being repaid on the Closing Date.

(f)	No Material Adverse Change. Since December 31, 2014, there shall not have been any Material Adverse Change that could, in the sole good faith judgment of the Purchasers be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Documents, or (ii) materially impair the investment quality of any of the Securities.

(g)	Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Documents and the Transactions and all other legal matters relating of the offering, issuance and sale of the Securities and the Transactions shall be reasonably satisfactory in all material respects to counsel to the Purchasers; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(h)	Organizational and Capital Structure. The organizational structure and capital structure of the Issuer and the Guarantors shall be satisfactory to the Collateral Agent.

(i)	Fees. Company shall have paid to the Collateral Agent the fees payable on the Closing Date referred to in the Fee Letter and all other fees and expenses payable pursuant to the Documents on the Closing Date, including, without limitation, all fees and expenses due and payable to the Trustee on the Closing Date. The Company shall have executed and delivered to the Collateral Agent a flow of funds agreement, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Closing Date.

(j)	Bank Regulations. To the extent requested at least 3 days in advance of the Closing Date, Collateral Agent shall have received all documentation and other information reasonably requested that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act ) of 2001, and all such documentation and other information shall be in form and substance reasonably satisfactory to the Collateral Agent.

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8.          Indemnification.

(a)	EACH OF THE ISSUER AND THE GUARANTORS JOINTLY AND SEVERALLY AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, EACH PURCHASER, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, NEITHER THE ISSUER NOR ANY GUARANTOR SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 8 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE ISSUER OR GUARANTOR SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Documents or the transactions contemplated hereby or thereby (including any enforcement of any of the Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Collateral Document)); or (b) any environmental claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Issuer or any Guarantor or any of their respective Subsidiaries.

(b)	To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Notes or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each such party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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9.            Termination. The Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if (i) any of the events described in Section 7(f) (No Material Adverse Change) shall have occurred or (ii) if the Closing Date has not occurred on or prior to the date that is thirty-five (35) days after the date hereof. If the Closing Date has not occurred on or prior to the date that is 90 days after the date hereof, this Agreement shall automatically terminate. Any termination pursuant to this Section shall be without liability on the part of (a) the Issuer or the Guarantors to the Purchasers, except that the Issuer and the Guarantors shall be obligated to reimburse the expenses of the Purchasers pursuant to Section 5(a) hereof or (b) the Purchasers to the Issuer or the Guarantors, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

10.          Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Issuer and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11.          Miscellaneous.

(a)	Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuer, to:

Nektar Therapeutics

455 Mission Bay Boulevard South

San Francisco, California 94158

Attention: Gil Labrucherie, Esq.

with a copy to:

Sidley Austin LLP
2001 Ross Avenue
Suite 3600
Dallas, Texas 75201
Attention: Christopher Gleason

and (ii) if to the Purchasers, to:

TC Lending, LLC
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
Attention: Legal and Compliance Department

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with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Frederic L. Ragucci

(or in any case to such other address as the person to be notified may have requested in writing).

(b)	Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuer, the Guarantors, the Purchasers and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

(c)	Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Issuer and the Guarantors hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Purchasers and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)	Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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(f)	Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

[SIGNATURE PAGE FOLLOWS]

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Please confirm that the foregoing correctly sets forth the agreement between the Issuer, the Guarantors and the Purchasers.

Very truly yours,

NEKTAR THERAPEUTICS

By:
Name: John Nicholson
Title: Senior Vice President and Chief Financial Officer

Accepted and Agreed to:

TC LENDING, LLC

By:
Name:
Title:

TAO FUND, LLC

By:
Name:
Title:

SCHEDULE I

PURCHASERS

Purchasers	Principal Amount

TC Lending, LLC	$97,500,000
TAO Fund, LLC	$152,500,000
Total	$250,000,000

SCHEDULE II

LIST OF SUBSIDIARIES

Entity Name	Jurisdiction of Formation
Nektar Therapeutics UK, Ltd.*	United Kingdom
Nektar Therapeutics (India) Pvt. Ltd.*	India

“*” indicates a “Foreign Restricted Subsidiary” as defined in the Indenture.

SCHEDULE III

Indebtedness	Amount Due

12.000% Senior Secured Notes due 2017	$125,000,000
Redemption premium (9% of principal)	$11,250,000
Accrued interest due as of October 5, 2015	$3,333,333
Additional 30 days interest	$1,250,000

EXHIBIT A

FORM OF INDENTURE

EXHIBIT B

FORM OF PLEDGE AND SECURITY AGREEMENT

EXHIBIT C

FORM OF SOLVENCY CERTIFICATE

The undersigned, John Nicholson, Chief Financial Officer of Nektar Therapeutics, a Delaware corporation (the “Company”), solely in his capacity as Chief Financial Officer of the Company and not in any individual capacity, does herby certify pursuant to Section 7(b)(iv) of the purchase agreement (the “Purchase Agreement”) dated as of September 30, 2015, by and among the Company, the Guarantors and the Purchasers, as follows:

Both immediately before and immediately after the consummation of the transactions to occur on the Closing Date and after giving effect to the use of proceeds described in the Purchase Agreement:

1.	The present fair market value (or present fair saleable value) of the assets of the Issuer and each Guarantor is not less than the total amount required to pay the liabilities of such Issuer or Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured;

2.	The Issuer and each Guarantor will be able to pay its debts and other liabilities, contingent obligations and commitments as they mature;

3.	Neither the Issuer nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature;

4.	Neither the Issuer nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Issuer or Guarantor are engaged;

5.	Neither the Issuer nor any of the Guarantors has incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Documents with actual intent to hinder, delay or defraud either present or future creditors of such Issuer or Guarantor or any of its affiliates, as case may be;

6.	Neither the Issuer nor any of the Guarantors has incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Documents with actual intent to hinder, delay or defraud either present or future creditors of such Issuer or Guarantor or any of its affiliates, as case may be;

7.	In reaching the conclusions set forth in this Certificate, the undersigned has considered such facts, circumstances and matters as the undersigned has deemed appropriate and has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Issuer and the Guarantors after consummation of the transactions.

Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

The undersigned understands that the Purchasers are relying on the truth and accuracy of contents of this Certificate in connection with its entering into the Purchase Agreement.

NEKTAR THERAPEUTICS

By:
Name: John Nicholson
Title: Chief Financial Officer